Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
(as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002)

In connection with the quarterly report Cosmo Communications Corporation (the “Company”), on Form 10-Q for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written certification has been provided to the Company and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Peter Horak
Name: Peter Horak Title: Chief Executive Officer February 20, 2008

/s/ Carol Atkinson
Name: Carol Atkinson Title: Chief Financial Officer and Principal Accounting Officer February 20, 2008

                 This Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.